FOR IMMEDIATE RELEASE
Date:  October 16, 2003
Contact:   Donald F. Holt, EVP/CFO
(717) 920-5801, Fax (717) 920-1683


               COMMUNITY BANKS, INC. CONTINUES EARNINGS EXPANSION

     Harrisburg, PA- Community Banks, Inc. "Community" (Listed on Nasdaq: CMTY)

     Community Banks, Inc., a Harrisburg-based financial services company with over $1.8 billion in assets, today reported improved earnings for the third quarter and for the nine months ended September 30, 2003. Earnings per share and net income reached $0.52 and nearly $5.2 million, respectively, for the third quarter of 2003, resulting in increases of over 8% in per share earnings and nearly 9% in net income compared to results reported in the third quarter of 2002. This performance provided a return on average assets of 1.12% and a return on average equity of 14.95% for the period, nearly equal to the 1.17% and 15.09% reported in the year earlier quarter.

     Results for the first nine months of 2003 reflected a trend similar to the quarter to quarter comparisons. Earnings per share and net income for the nine months ended September 30, 2003 reached $1.54 and $15.2 million, respectively, reflecting an increase of almost 11% in earnings per share and 10% in net income over the first nine months of 2002. Year-to-date return on average assets was 1.15% and return on average equity was 15.12%.

     "We continue to be pleased with our operating results during this period of economic uncertainty," said Eddie L. Dunklebarger, President and Chief Executive Officer. "The strength of our regional economy, combined with the efforts of our loyal staff and our growing presence within our Central Pennsylvania and Northern Maryland markets, has paved the way for a favorable reception to our corporate emphasis on local people and local decision-making".

     The current interest rate environment continues to present formidable barriers to achieving significant expansion of revenues from net interest spread, or the difference between interest earned on loans and investments and interest paid on deposits and other borrowings. Community has augmented its net interest spread by expanding its fee-based income from more traditional banking services and by continuing to add to its menu of integrated services, including sales of annuities, mutual funds and other brokerage products; title insurance and settlement services; and mortgage origination activities.

     Community has embarked on a corporate plan to actively pursue strategic acquisitions of nonbank financial service providers that will expand the fee-based revenue stream and facilitate integration of such services with traditional banking relationships. During the third quarter, Community completed its previously announced acquisitions of Erie Financial Group, a leading provider of mortgage origination services operating largely within Community's current footprint, and Your Insurance Partner, another locally-based insurance


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

agency that is expected to help accelerate the expansion of the company's fledgling insurance agency service capabilities. Mortgage generation activities, and related title insurance services, continued to be robust during the quarter as the market was fueled by the lower interest rates and the affordability of financing for both new and existing homes. The addition of Erie has
significantly   enhanced   Community's   mortgage   origination   capacity   and
proficiency.

     Meanwhile, Community continues to focus on a deliberate and measured expansion of its delivery network, which has resulted in the addition of 14 offices in the last three years, bringing its total number of service outlets to
47. Community has consistently emphasized targeted expansion into high growth markets and simultaneously evaluated is legacy delivery system, which resulted in the sales of two less profitable offices since the beginning of 2002 and a third to be completed in the fourth quarter of 2003. Community's growing presence and improved visibility in its core markets contributed substantially to market share growth in both loans and deposits over the last several years and in the first nine months of 2003.

     Despite conflicting signals in the national economy, Community generated an increase in average loans of 14.0% in the third quarter and 10.3% for the first nine months of 2003, with total loans reaching nearly $1.1 billion by September 30, 2003. In those same periods, average total deposits grew over 7% and now stand at $1.2 billion. Recent benchmark economic measures now point to the potential for a modest recovery following the economic slowdown of the last three years. On a local level, the markets served by the Community franchise have been less adversely affected by national trends and have remained relatively stable by comparison to other sectors of the country. At the same time, Community aggressively monitored and improved the condition of its asset quality metrics, which has been a critical component of profitability throughout 2003. The company experienced some isolated deterioration in asset quality prior to 2003, which resulted in higher levels of charge-offs, higher problem loan totals and higher loan loss provisions in both 2001 and 2002. Since the end of 2002, asset quality metrics have experienced substantial improvement, resulting in declines in charge-offs, reduced loan loss provisions, and improved profitability.

     This press release contains "forward looking" information as defined by the Private Securities Litigation Reform Act of 1995, which is based on Community's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. Community undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events, or otherwise.




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




                              Community Banks, Inc.

                         Selected Financial Information
                  (Dollars in thousands, except per share data)


                                                                            Three Months Ended               Nine Months Ended
                                                                               September 30,                    September 30,
                                                                            2003           2002              2003          2002
                                                                         ------------------------         -----------------------
Consolidated summary of operations:

     Interest income                                                     $  23,769      $  24,413         $  71,263     $  72,735
     Interest expense                                                       10,515         11,465            31,907        34,979
                                                                         ---------      ---------         ---------     ---------
       Net interest income                                                  13,254         12,948            39,356        37,756
     Provision for loan losses                                                 900            500             1,900         2,750
                                                                         ---------      ---------         ---------     ---------
       Net interest income after provision for loan losses                  12,354         12,448            37,456        35,006
                                                                         ---------      ---------         ---------     ---------

     Non-interest income:
     Investment management and trust services                                  292            260               942           765
     Service charges on deposit accounts                                     1,350            932             3,686         2,508
     Other service charges, commissions, and fees                              799            568             2,329         1,855
     Investment security gains                                                 302             64             1,849           600
     Insurance premium income and commissions                                  819            331             2,077         1,513
     Gains on loan sales                                                       936            310             1,807           796
     Other income                                                            1,003            511             2,206         2,284
                                                                         ---------      ---------         ---------     ---------
       Total non-interest income                                             5,501          2,976            14,896        10,321
                                                                         ---------      ---------         ---------     ---------

     Non-interest expenses:
     Salaries and employee benefits                                          6,623          5,638            18,799        15,968
     Net occupancy expense                                                   1,820          1,528             5,364         4,333
     Other operating expenses                                                3,135          2,397             9,593         8,712
                                                                         ---------      ---------         ---------     ---------
       Total non-interest expenses                                          11,578          9,563            33,756        29,013
                                                                         ---------      ---------         ---------     ---------
       Income before income taxes                                            6,277          5,861            18,596        16,314
     Income taxes                                                            1,130          1,121             3,372         2,504
                                                                         ---------      ---------         ---------       -------

       Net income                                                        $   5,147      $   4,740         $  15,224     $  13,810
                                                                         =========      =========         =========     =========

     Net loan charge-offs                                                $     382      $     357         $     803     $   2,113
     Net interest margin (FTE)                                                3.45%          3.78%             3.54%         3.83%
     Efficiency ratio                                                        59.33%         55.04%            59.81%        56.05%
     Return on average assets                                                 1.12%          1.17%             1.15%         1.18%
     Return on average stockholders' equity                                  14.95%         15.09%            15.12%        15.63%
     Return on average realized equity 2]                                    15.65%         15.61%            16.00%        15.58%

Consolidated per share data: 1]

     Basic earnings per share                                            $     .53      $     .49         $    1.58     $    1.42
                                                                         =========      ==========        =========     =========

     Diluted earnings per share                                          $     .52      $     .48         $    1.54     $    1.39
                                                                         =========      ==========        =========     =========

     Book value at end of period                                         $   14.18      $   13.30         $   14.18     $   13.30
                                                                         =========      =========         =========     =========

     Realized book value at end of period 2]                             $   13.72      $   12.51         $   13.72     $   12.51
                                                                         =========      =========         =========     =========


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



                              Community Banks, Inc.

                         Selected Financial Information
                  (Dollars in thousands, except per share data)



Consolidated balance sheet data:

                                                                    Three Months Ended                 Nine Months Ended
                                                                       September 30,                      September 30,
                                                                   2003            2002              2003            2002
                                                                --------------------------       ----------------------------
Average total loans                                             $1,026,429      $  900,484       $   973,752      $   882,621
Average earning assets                                           1,714,278       1,509,234         1,666,658        1,468,652
Average assets                                                   1,815,232       1,603,974         1,765,834        1,562,794
Average deposits                                                 1,196,865       1,114,499         1,165,015        1,082,390
Average stockholders' equity                                       136,576         124,595           134,622          118,098
Average diluted shares outstanding 1]                            9,921,000       9,913,000         9,880,000        9,933,000


                                                                September 30,  December 31,     September 30,  9/30/03 vs.9/30/02
                                                                   2003            2002             2002            % Change
                                                                ----------      ----------       -----------   -------------------

Assets                                                          $1,816,008      $1,679,898       $ 1,626,828             11.6
Total loans                                                      1,068,967         904,568           904,614             18.2
Deposits                                                         1,210,632       1,132,913         1,115,395              8.5
Stockholders' equity 2]                                            132,259         122,624           120,370              9.9
Accumulated other comprehensive income                               4,451           6,538             7,680            (42.0)
Diluted shares outstanding 1]                                    9,952,000       9,848,000         9,378,000              6.1


Non-accrual loans                                               $   11,310      $    9,393       $     8,640             30.9
Other real estate owned                                                572           1,183               684            (16.4)
                                                                ----------      ----------       -----------      -----------
     Total non-performing assets                                    11,882          10,576            9,324              27.4
Accruing loans 90 days past due                                         71             961              691             (89.7)
                                                                ----------      ----------       -----------      -----------

     Total risk elements                                        $   11,953      $   11,537       $    10,015             19.4
                                                                ==========      ==========       ===========      ===========

Allowance for loan losses                                       $   13,440      $   12,343       $    12,769              5.3

Asset quality ratios:

Allowance for loan losses to total loans
     outstanding                                                     1.26%           1.36%             1.41%            (10.6)
Allowance for loan losses to non-accrual loans                        119%            131%              148%            (19.6)
Non-accrual loans to total loans
     outstanding                                                     1.06%           1.04%              .96%             10.4
Non-performing assets to total assets                                 .66%            .63%              .57%             15.8


1] Per share and share data have been restated to reflect a 5% stock dividend paid April 30, 2003.
2] Excluding accumulated other comprehensive income.



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